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
                                                                                                    EXHIBIT 11


                                    THE SOUTHLAND CORPORATION AND SUBSIDIARIES
                                  STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                                       (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                     CALCULATION OF EARNINGS PER COMMON SHARE

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                                                                THREE MONTHS           NINE MONTHS
                                                            ENDED SEPTEMBER 30,    ENDED SEPTEMBER 30,
                                                         ----------------------   ----------------------
                                                            1994        1993         1994        1993
                                                         ----------  ----------   ----------  ----------
Earnings before extraordinary gain and cumulative
     effect of accounting change.......................  $  43,266   $  21,756    $  66,768   $  25,151
 Extraordinary gain....................................       -         98,968         -         98,968
 Cumulative effect of accounting change................       -           -            -        (16,537)
                                                         ----------  ----------   ----------  ----------
 Net earnings for earnings per-share calculation.......  $  43,266   $ 120,724    $  66,768   $ 107,582
                                                         ==========  ==========   ==========  ==========
 Average number of common shares outstanding...........    409,923     409,919      409,923     409,943
                                                         ==========  ==========   ==========  ==========
 Earnings per common share (Primary and
     Fully Diluted):
        Before extraordinary gain and cumulative
             effect of accounting change...............       $.10        $.05         $.16        $.06
        Extraordinary gain.............................         -          .24           -          .24
        Cumulative effect of accounting change.........         -           -            -         (.04)
                                                            ------      ------       ------      -------
        Net earnings...................................       $.10        $.29         $.16        $.26
                                                            ======      ======       ======      =======

                                                         Tab 1
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